UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2008

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road, Devens, MA	01434
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 842-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Section 5(a)(ii) of the American Superconductor Corporation 2007 Director Stock Plan (the “2007 Director Plan”) provides that each outside director on the Board of Directors (the “Board”) of American Superconductor Corporation (the “Company”) who has served on the Board for at least one year shall be granted an award of 5,000 shares of common stock of the Company on the third business day following the date of each Annual Meeting of Stockholders of the Company, which vests immediately upon the grant pursuant to the terms of the 2007 Director Plan. The Company’s Annual Meeting of Stockholders was held on Thursday, August 7, 2008.

On August 6, 2008, each outside director on the Board, while considering overall director compensation, agreed to waive his right to receive a portion of the annual stock award that otherwise would be granted to him on Tuesday, August 12, 2008 pursuant to the terms of Section 5(a)(ii) of the 2007 Director Plan. Instead of receiving an award of 5,000 shares of common stock of the Company, each outside director elected to receive an award of 3,000 shares of common stock of the Company, which will vest immediately upon grant pursuant to the terms of the 2007 Director Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: August 11, 2008	By:	/s/ David A. Henry
David A. Henry Senior Vice President and Chief Financial Officer